EX-99.77K CHNG ACCNT
<SEQUENCE>2
<FILENAME>seventysevenkvarseries.txt
Morgan Stanley Variable Investment Series - CHANGE IN ACCOUNTANT

Changes in Registrant's Certifying Accountant

Morgan Stanley Variable Investment Series


On June 7, 2011, Deloitte & Touche LLP were dismissed as independent accountants of the Fund.

The reports of Deloitte & Touche LLP on the financial statements of the Fund for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal Years, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Fund has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated
August 29, 2011 is filed as an Exhibit to this Form N -SAR.

On June 7, 2011, the   Fund, with  the  approval  of  its
Board  of Directors/Trustees and its Audit Committee, engaged
Ernst & Young LLP as its new independent accountants.

						Attachment A


August 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561


Dear Sirs/Madams:

We have read Item 77K of the Morgan Stanley Variable
Investment Series Form N-SAR dated August 29, 2011 and we agree with the statements made therein.

Morgan Stanley V.I. Aggressive Equity Portfolio
Morgan Stanley V.I. Multi Cap Growth Portfolio
(formerly Capital Opportunities Portfolio)
Morgan Stanley V.I. European Equity Portfolio
Morgan Stanley V.I. Income Plus Portfolio
Morgan Stanley V.I. Limited Duration Portfolio
Morgan Stanley V.I. Money Market Portfolio
Morgan Stanley V.I. Strategist Portfolio
Morgan Stanley V.I. Global Infrastructure Portfolio


Yours truly,

 /s/ Deloitte & Touche LLP

New York, New York